Exhibit 4.2

AUTHORIZED PARTICIPANT AGREEMENT

          AUTHORIZED PARTICIPANT AGREEMENT (this “Agreement”) dated as of [DATE] among (i) [AUTHORIZED PARTICIPANT], a [company] organized under the laws of [JURISDICTION OF AP] (the “Authorized Participant”), (ii) The Bank of New York Mellon, a New York Banking corporation acting in its capacity as trustee (in such capacity, the “Trustee”) of the Trust(s) listed on the attached Schedule A, which is a part of this Agreement (each a “Trust” and collectively, the “Trusts”), each Trust created under New York law pursuant to its respective Depositary Trust Agreement identified on the attached Schedule A (each a “Trust Agreement” and collectively, the “Trust Agreements”), and (iii) ETF Securities USA LLC, in its capacity as sponsor of each Trust (in such capacity, the “Sponsor”).

R E C I T A L S

          A. Pursuant to the provisions of the applicable Trust Agreements, each Trust may from time to time issue or redeem equity securities representing an interest in the assets of such Trust (“Shares”), in each case only in aggregate amounts as set out in Schedule A (such aggregate amount, a “Basket”), and integral multiples thereof, and only in transactions with a party who, at the time of the transaction, shall have signed and in effect an Authorized Participant Agreement with such Trust.

          B. [AUTHORIZED PARTICIPANT] has requested to become an “Authorized Participant” with respect to each Trust (as such term is defined in the applicable Trust Agreement), and the Sponsor and the Trustee have agreed to such request.

          NOW, THEREFORE, in consideration of the foregoing premises, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, hereto, intending to be legally bound, agree as follows:

          Section 1. Procedures. The Authorized Participant will purchase or redeem Baskets of Shares of the relevant Trust in compliance with the relevant Trust Agreement as supplemented by the Creation and Redemption Procedures attached to this Agreement as Schedule 1 (such procedures, as the same may be amended or modified from time to time in compliance with the provisions hereof and thereof, the “Procedures”), using either (i) the form attached thereto as Annex I (a “Purchase Order”, in the case of an order to purchase one or more Baskets of Shares issued by a specified Trust and a “Redemption Order”, in case of an order to redeem one or more Baskets of Shares issued by a specified Trust) or (ii) through the Trustee’s electronic order entry system, as such may be made available and constituted from time to time, the use of which shall be subject to the terms and conditions attached thereto as Annex II. All Purchase Orders and Redemption Orders (collectively, “Orders”) shall be placed and executed in accordance with the relevant Trust Agreement as supplemented by the Procedures. Capitalized terms used in this Agreement and not otherwise defined herein have the meaning ascribed to them in the Procedures.

          Section 2. Incorporation of Standard Terms. The Standard Terms attached hereto as Schedule 2 are hereby incorporated by reference into, and made a part of, this Agreement.

          Section 3. Conflicts Rules. In case of any inconsistency between the provisions of this Agreement and an applicable Trust Agreement, the provisions of such Trust Agreement shall control. In case of inconsistency between the provisions incorporated by reference into this Agreement pursuant to Section 2 above and any other provision of this Agreement, the latter will control.

           Section 4. Authorized Representatives. Pursuant to Section 2.01 of the Standard Terms, attached hereto as Schedule 3-A is a certificate listing the Authorized Representatives of the Authorized Participant.

          Section 5. Additional Covenants. The Authorized Participant covenants and agrees:

          (a) To use its best efforts to ensure that any Delivery of applicable Bullion to the Custodian, or any withdrawal of applicable Bullion from the appropriate Trust, in connection with a Purchase Order or Redemption Order placed by the Authorized Participant will take place only through one or more members of the London Bullion Market Association and/or the London Platinum and Palladium Market as appropriate under the terms of the applicable Trust Agreement.

          (b) Promptly upon written demand therefore (accompanied by such reasonable evidence as the Authorized Participant may request), to reimburse the relevant Trust or the Custodian the amount of any taxes (including value added taxes) that may be imposed on the relevant Trust or the Custodian in connection with any Delivery of Bullion by or on behalf of the Authorized Participant to the Custodian (in the case of a Purchase Order placed by the Authorized Participant), or any Delivery of Bullion to or for the account of the Authorized Participant (in the case of a Redemption Order placed by the Authorized Participant).

          Section 6. Notices. Except as otherwise specifically provided in the Procedures, all notices required or permitted to be given pursuant hereto shall be given in writing and delivered by personal delivery or by postage prepaid registered or certified United States first class mail, return receipt requested, or by telex or facsimile (with a confirming copy by mail) addressed as follows:

          (i) If to the Trustee:

          The Bank of New York Mellon
          2 Hanson Place — Floor 9th
          Brooklyn, NY 11217
          Attn: Jarvis Joseph
          Telephone: (718) 315-7500
          Facsimile: (732) 667-9478
          E-Mail: jarvis.joseph@bnymellon.com

          (ii) If to the Sponsor:

          ETF Securities USA LLC
          c/o ETF Securities Limited
          Ordnance House
          31 Pier Road
          Jersey
          JE4 8PW

          Channel Islands
          Attn: Legal and Compliance
          Telephone: +44 1543 825 200
          Facsimile: [to be provided]
          E-Mail: legal.compliance@etfsl.com

          (iii) If to the Authorized Participant:

          [AUTHORIZED PARTICIPANT]
          Attn:
          [AP’S ADDRESS]
          Telephone:
          Facsimile:
          Telex:

or such other address as any of the parties hereto shall have communicated in writing to the remaining parties in compliance with the provisions hereof.

          Section 7. Effectiveness, Termination and Amendment. This Agreement shall become effective upon execution and delivery by each of the parties hereto. This Agreement may be terminated at any time by any party upon sixty days prior written notice to the other parties and may be terminated earlier by the Trustee or the Sponsor at any time on the event of a breach by the Authorized Participant of any provision of this Agreement (including the Standard Terms incorporated by Section 2 hereof) or the Procedures. This Agreement, along with any other agreement or instrument delivered pursuant to this Agreement, supersedes any prior agreement between or among the parties concerning the matters governed hereby. This Agreement may be amended by the Trustee and the Sponsor from time to time without the consent of the Authorized Participant or any Beneficial Owner by the following procedure: the Trustee or the Sponsor will mail a copy of the amendment to the Authorized Participant in compliance with the notice provisions of this Agreement; if the Authorized Participant does not object in writing to the amendment within fifteen (15) Business Days after receipt of the proposed amendment, the amendment will become part of this Agreement in accordance with its terms. Titles and section headings in this Agreement (and in the Standard Terms incorporated by Section 2 hereof and the Procedures) are included solely for convenient reference and are not a part of this Agreement.

          Section 8. Governing Law. This Agreement and all the transactions hereunder shall be governed by and interpreted in accordance with the laws of the State of New York (regardless of the laws that might otherwise govern under applicable New York conflict law principles) as to all matters including matters of validity, construction, effect, performance and remedies. The parties irrevocably submit to the non-exclusive jurisdiction of any New York State or United States Federal court sitting in New York City over any suit, action or proceeding arising out of, or relating to, this Agreement.

          Section 9. Assignment. No party to this Agreement shall assign any rights, or delegate the performance of any obligations, arising hereunder without the prior written consent of the other parties hereto, which shall not be unreasonably withheld; provided, that any entity into which a party hereto may be merged or converted, or with which it may be consolidated, or any entity resulting from any merger, consolidation or conversion to which a party hereunder shall be a party, shall be the successor of such party hereto. The party resulting from any such merger, conversion, consolidation or succession shall promptly notify the other parties hereto of the change. Any purported assignment or delegation in violation of these provisions shall be null and void. Notwithstanding the foregoing, any successor Trustee appointed in compliance with the applicable Trust Agreement shall automatically become a party hereto and shall assume all the obligations, and be entitled to all the rights and remedies of the Trustee hereunder with respect to the applicable Trust.

          Section 10. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction will be applied against any party.

          Section 11. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same instrument.

[Signatures Follow on Next Page]

          IN WITNESS WHEREOF, the parties hereto have executed this Authorized Participant Agreement as of the date set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as
Trustee of the Trusts listed on Schedule A hereto

By:

Name:
Title:
Date:

ETF SECURITIES USA LLC, in its capacity as Sponsor of the Trusts listed on Schedule A hereto

By:

Name:
Title:
Date:

[AUTHORIZED PARTICIPANT]

By:

Name:
Title:
Date:

SCHEDULE A – APPLICABLE TRUSTS

•	ETFS Silver Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

•	ETFS Gold Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

•	ETFS Platinum Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

•	ETFS Palladium Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

•	ETFS Precious Metals Basket Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

•	ETFS White Metals Basket Trust, a trust created under New York law pursuant to that certain Depositary Trust Agreement between the Trustee and the Sponsor, as may be amended from time to time.

DELIVERY LOCATIONS, BASKET SIZES
AND BULLION OUNCES PER SHARE

Description of Delivery and Basket Sizes:

	Delivery of Bullion	Shares Per Basket	Oz. per Share at Inception

ETFS Physical Silver Shares	Loco-London	100,000	1.0 (Silver)

ETFS Physical Swiss Gold Shares	Loco-Zurich/London	50,000	0.1 (Gold)

ETFS Physical Platinum Shares	Loco-Zurich/London	50,000	0.1 (Platinum)

ETFS Physical Palladium Shares	Loco-Zurich/London	50,000	0.1 (Palladium)

ETFS Physical PM Basket Shares	Loco-London	50,000	0.03 (Gold) & 1.1 (Silver);

	Loco-Zurich/London		0.004 (Platinum) & 0.006 (Palladium)

ETFS Physical WM Basket Shares	Loco-London	50,000	[0.0] (Silver);

	Loco-Zurich/London		[0.0] (Platinum) & [0.0] (Palladium)

SCHEDULE 1- CREATION AND REDEMPTION PROCEDURES

TABLE OF CONTENTS - SCHEDULE 1

		Page

ARTICLE I DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION
Section 1.01	Definitions	2
Section 1.02	Interpretation	6

ARTICLE II CREATION PROCEDURES
Section 2.01	Initial Creation of Shares	7
Section 2.02	Subsequent Creation of Shares	7

ARTICLE III REDEMPTION PROCEDURES
Section 3.01	Redemption of Shares	9

ANNEX I TO CREATION AND REDEMPTION PROCEDURES
Creation/Redemption Order Form		14

ANNEX II TO CREATION AND REDEMPTION PROCEDURES
Order Entry System Terms and Conditions		16

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SECOND AMENDED AND RESTATED
CREATION AND REDEMPTION PROCEDURES

          Adopted by the Sponsor and Trustee (each as defined below) as of _________, 2010

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

          Section 1.01. Definitions. For purposes of these Procedures, and the Standard Terms incorporated by reference into the Authorized Participant Agreement to which these Procedures are attached, unless the context otherwise requires, the following terms will have the following meanings:

“1933 Act” means the U.S. Securities Act of 1933, as amended.

“Affiliate” shall have the meaning given to it by Rule 501(b) under the 1933 Act.

“AP Indemnified Party” shall have the meaning ascribed to such term in Section 6.01.a of the Standard Terms.

“Authorized Participant” shall have the meaning ascribed to the term in the introductory paragraph of the Authorized Participant Agreement.

“Authorized Participant Agreement” shall mean each Authorized Participant Agreement among the Authorized Participant, the Trustee and the Sponsor into which these Creation and Redemption Procedures are attached as Schedule 1 and the Standard Terms and Conditions attached as Schedule 2 shall have been incorporated by reference.

“Authorized Participant Client” means any party on whose behalf the Authorized Participant acts in connection with an Order (whether a customer or otherwise).

“Authorized Representative” shall mean, with respect to an Authorized Participant, each individual who, pursuant to the provisions of the Authorized Participant Agreement between such Authorized Participant, the Sponsor, and the Trustee, has the power and authority to act on behalf of the Authorized Participant in connection with the placement of Purchase Orders or Redemption Orders and is in possession of the personal identification number (PIN) assigned by the Trustee for use in any communications regarding Purchase or Redemption Orders on behalf of such Authorized Participant.

“Basket” shall have the meaning ascribed to the term in Section 1.1 of the relevant Trust Agreement.

“Basket Amount” shall mean the specific basket amount term defined in Section 1.1 of the relevant Trust Agreement (e.g., the “Basket Silver Amount” in the case of the ETFS Silver Trust;

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the “Basket Gold Amount” in the case of the ETFS Gold Trust; the “Basket Platinum Amount” in the case of the ETFS Platinum Trust; the “Basket Palladium Amount” in the case of the ETFS Palladium Trust; and the “Basket Bullion Amount” in the case of the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust).

“Benchmark Price” shall have the meaning ascribed to the term in Section 1.1 of the relevant Trust Agreement.

“Beneficial Owner” shall have the meaning given to it by Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

“Bullion” shall mean Silver, Gold, Platinum and/or Palladium as appropriate.

“Business Day” shall mean, if and as applicable, (i) each day the exchange on which the relevant Shares trade is open for regular trading, and/or (ii) a London Business Day, and/or (iii) a Zurich Business Day.

“Creation” means the process that begins when an Authorized Participant first indicates to the Trustee its intention to purchase one or more Baskets of a specified Trust pursuant to these Procedures and concludes with the issuance by the Trustee and Delivery to such Authorized Participant of the corresponding number of that Trust’s Shares.

“Creation and Redemption Line” shall mean a telephone number designated as such by the Trustee and specified in Annex I of the Procedures or otherwise communicated to each Authorized Participant in compliance with the notice provisions of the respective Authorized Participant Agreement.

“Custodial Allocated Account” shall mean the allocated bullion account established by the Trustee with the Custodian pursuant to the relevant Custodian Agreement.

“Custodial Unallocated Account” shall mean the unallocated bullion account established by the Trustee with the Custodian pursuant to the relevant Custodian Agreement.

“Custodian” shall mean, with respect to the ETFS Silver Trust, HSBC Bank USA National Association, London Branch and, with respect to the ETFS Gold Trust, the ETFS Platinum Trust, the ETFS Palladium Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, JPMorgan Chase Bank, N.A., each in their capacity as custodian under the Custodian Agreements and any successor thereto or additional or other custodian appointed in compliance with the provisions of the relevant Trust Agreements and relevant Custodian Agreement(s).

“Custodian Agreement” or “Custodian Agreements” shall mean the applicable Custodian Agreement by and between the Trustee and the Custodian with respect to the applicable Trust.

“Delivery” shall mean a delivery of Bullion or Shares, as applicable, in each case effected according to the definition of “Deliver” in Section 1.1 of the relevant Trust Agreement.

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“Depositor” shall mean any Authorized Participant that deposits Bullion into the relevant Trust, either for its own account or on behalf of another Person that is the owner or beneficial owner of that Bullion.

“Deposit Property” means property which, in compliance with the provisions of the relevant Trust Agreement, must be transferred by the Authorized Participant to the relevant Trust in exchange for that Trust’s Shares.

“DTC” shall mean The Depository Trust Company, its nominees and their respective successors.

“FINRA” means the Financial Industry Regulatory Authority.

“Gold” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement of the ETFS Gold Trust and the ETFS Precious Metals Basket Trust, as applicable, relating to gold.

“Initial Creation” shall mean the initial creation of Shares pursuant to the provisions of Section 2.01 hereof.

“LBMA” shall mean the London Bullion Market Association.

“London Business Day” shall mean a day (other than a Saturday, Sunday or a public holiday in England) on which commercial banks generally and the over-the-counter markets in silver, with respect to ETFS Silver Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, and gold, with respect to the ETFS Gold Trust and the ETFS Precious Metals Basket Trust, each as coordinated by the LBMA, and in platinum, with respect to the ETFS Platinum Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, and palladium, with respect to the ETFS Palladium Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, each as coordinated by the LPPM, are open for the transaction of business in London.

“LPPM” shall mean the London Platinum and Palladium Market.

“Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Order Cutoff Time” shall have the meaning ascribed to the term in Section 1.1 of the relevant Trust Agreement.

“Order Date” shall have, (i) with respect to a Purchase Order, the meaning ascribed to the term in Section 2.3(a) of the relevant Trust Agreement; and (ii) with respect to a Redemption Order, the meaning ascribed to the term in Section 2.6(a) of the relevant Trust Agreement.

“Ounce” shall have the meaning ascribed to the term in Section 1.1 of the relevant Trust Agreement.

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“Palladium” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement of the ETFS Palladium Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Trust, as applicable, relating to palladium.

“Person” shall mean any natural person or any limited liability company, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Platinum” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement of the ETFS Platinum Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Trust, as applicable, relating to platinum.

“Procedures” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Prospectus” or “Prospectuses” means the current prospectus of the relevant Trust included in its effective registration statement, as supplemented or amended from time to time.

“Purchase Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Redemption Order” shall have the meaning ascribed to it in Section 1 of the Authorized Participant Agreement.

“Shares” means Shares issued by the relevant Trust pursuant to the provisions of the relevant Trust Agreement.

“Silver” shall have the meaning ascribed to the term in Section 1.1 of the Trust Agreement of the ETFS Silver Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Trust, as applicable, relating to silver.

“Sponsor” shall mean ETF Securities USA LLC, a Delaware limited liability company.

“Sponsor Indemnified Party” shall have the meaning ascribed to such term in Section 6.01.b of the Standard Terms.

“Trustee” shall mean The Bank of New York Mellon, a New York banking corporation, in its capacity as Trustee under each Trust Agreement, and any successor thereto in compliance with the provisions thereof.

“Trust” or “Trusts” shall have the meanings ascribed to them in the introductory paragraph of the Authorized Participant Agreement.

“Trust Agreement” or “Trust Agreements” shall have the meanings ascribed to them in the introductory paragraph of the Authorized Participant Agreement.

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“Unallocated Basis” shall have the meaning ascribed to the term in Section 1.1 of the relevant Trust Agreement.

“VAT” shall mean (a) any tax imposed pursuant to or in compliance with the Sixth Directive of the Council of the European Economic Communities (77/388/EEC) including, in relation to the United Kingdom, value added tax imposed by the Value Added Tax Act 1994 and legislation and regulations supplemental thereto; and (b) any other tax of a similar nature, whether imposed in a member state of the European Union or elsewhere, in substitution for, or levied in addition to, such tax referred to in “(a)”.

“Zurich Business Day” shall mean a day (other than a Saturday, Sunday or a public holiday in Switzerland) on which commercial banks generally and the over-the-counter markets in gold, with respect to the ETFS Gold Trust, platinum, with respect to the ETFS Platinum Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, and palladium, with respect to the ETFS Palladium Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, are open for the transaction of business in Zurich.

          Section 1.02. Interpretation. In these Procedures:

          Unless otherwise indicated, all references to Sections, clauses, paragraphs, schedules or exhibits, are to Sections, clauses, paragraphs, schedules or exhibits in or to these Procedures.

          To the extent that term(s) defined in Section 1.01 apply to a Trust that has not commenced operations as of any relevant date and such Trust is listed or to be listed on Schedule A of the Authorized Participant Agreement, such term(s) shall not be operative and any provisions relating to such a Trust and its Shares contained in the Authorized Participant Agreement shall have no effect until such Trust commences operations and its Trust Agreement and applicable Custodian Agreement have been executed and delivered whereupon such terms and provisions shall become automatically operative and effective without any further action by the parties to the Authorized Participant Agreement.

          The words “hereof”, “herein”, “hereunder” and words of similar import shall refer to these Procedures as a whole, and not to any individual provision in which such words may appear.

          A reference to any statute, law, decree, rule, regulation or other applicable norm shall be construed as a reference to such statute, law, decree, rule, regulation or other applicable norm as re-enacted, re-designated or amended from time to time.

          A reference to any agreement, instrument or document shall be construed as a reference to such agreement, instrument or document as the same may have been amended from time to time in compliance with the provisions thereof.

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ARTICLE II

CREATION PROCEDURES

          Section 2.01. Initial Creation of Shares. The initial creation of Shares of a Trust will take place in compliance with such procedures as the Trustee, the Sponsor and the initial Depositor may agree.

          Section 2.02. Subsequent Creation of Shares. After the Initial Creation, the issuance and Delivery of Shares of a specified Trust shall take place only in integral numbers of Baskets in compliance with the following rules:

          a. Authorized Participants wishing to acquire from the Trustee one or more Baskets shall place a Purchase Order with the Trustee no later than 3:59:59 p.m. (New York time) on any Business Day. Purchase Orders received by the Trustee on or after the Order Cutoff Time on a Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

          b. For purposes of Section 2.02a. above, a Purchase Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

     (i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line and has received an Order Number from the Trustee for insertion in the Purchase Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Trustee’s online services (www.etfservices.bankofny.com)

in either case informing the Trustee that the Authorized Participant wishes to place a Purchase Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call the Trustee shall have received a properly completed, irrevocable Purchase Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

          c. The Trustee shall provide a written summary to the Sponsor and the Custodian of all accepted Purchase Orders for such Order Date no later than 5:30 p.m. (New York time).

          d. As soon as reasonably practicable following receipt of a properly completed Purchase Order but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, a copy of the corresponding Purchase Order endorsed “Accepted” by the Trustee and indicating the Basket Amount that the Authorized Participant shall Deliver to the Custodian in respect of each Basket. Prior to the transmission of the Trustee’s acceptance as specified above, a Purchase Order will only represent the Authorized

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Participant’s unilateral offer to deposit Bullion in exchange for Baskets of Shares and will have no binding effect upon the Trust or any other party. Following the transmission of the Trustee’s acceptance as specified above, a Purchase Order will be a binding agreement among the Trust and the Authorized Participant for the creation and purchase of Baskets of Shares and the deposit of Bullion pursuant to the terms of the Purchase Order and these Procedures. If a Purchase Order is rejected, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Purchase Order, a copy of the corresponding Purchase Order endorsed “Declined” by the Trustee and indicating the reason. The preceding sentence notwithstanding, Purchase Orders not accepted by 5:30 p.m. (New York time) on the Order Date shall be deemed cancelled. A Purchase Order which is not properly completed will be deemed invalid and rejected by the Trustee; the Authorized Participant may submit a corrected Purchase Order within the time period specified in Section 1.09 of the Standard Terms.

          e. Each Purchase Order shall settle on the third Business Day following the Order Date. The Basket Amount corresponding to each Basket must be deposited in the Custodial Unallocated Account in unallocated Bullion (i) loco London with respect to Silver for the ETFS Silver Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, (ii) loco London with respect to Gold for the ETFS Precious Metals Basket Trust, (iii) loco Zurich or loco London with respect to Gold for the ETFS Gold Trust, and (iv) loco Zurich or loco London with respect to Platinum and Palladium for the ETFS Platinum Trust, the ETFS Palladium Trust, the ETFS Precious Metals Basket Trust and the ETFS White Metals Basket Trust, no later than 11:00 a.m. (London time) on the third Business Day following the Order Date. With respect to Gold for the ETFS Gold Trust and where the Authorized Participant elects loco London, the Authorized Participant must first agree to the cost of the loco swap with the Custodian and reimburse the Custodian for any amount owed under such swap.

          f. The Custodian shall advise the Trustee in writing of the deposits made to the Custodial Allocated Account in connection with each Purchase Order. Upon receipt of such advice, the Trustee shall determine whether a deposit of Bullion required to be made pursuant to Section 2.02e. has not been noted as deposited in the Trustee’s Custodial Unallocated Account. In such event, the Trustee shall, by the Trustee’s close of business on the second Business Day following the Order Date, (i) send to the Custodian, via electronic mail message, a request that the Custodian confirm that the Custodian did not receive the anticipated deposit of Bullion, and (ii) send to the Authorized Participant whose deposit was not received, via facsimile at the facsimile number specified by the Authorized Participant in the Purchase Order, a concurrent copy of such request.

          g. On the third Business Day following the Order Date corresponding to a Purchase Order, or on such earlier date and time as the Trustee in its absolute discretion may agree with the Authorized Participant, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them, by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order, provided that, by 9:00 a.m. (New York time) on the date such issuance and Delivery is to take place:

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     (i) the Custodian shall have reported in writing to the Trustee that the corresponding required amount of Bullion has been deposited in the Trustee’s Custodial Unallocated Account in compliance with the provisions of Section 2.02e. above and

(ii) the Authorized Participant shall have paid or agreed to pay the Trustee a per order transaction fee in the amount of US$500, if applicable.

          h. In all other cases, the Trustee shall issue the aggregate number of Shares corresponding to the Baskets ordered by the Authorized Participant and Deliver them by credit to the account at DTC which the Authorized Participant shall have identified for such purpose in its Purchase Order on the Business Day following the date on which all of the conditions set forth in clauses (i) and (ii) of Section 2.02g. above shall have been met. In the event that, by 11:00 a.m. (New York time) on the third Business Day following the Order Date of a Purchase Order, the Trustee’s Custodial Unallocated Account shall not have been credited with the required amount of Bullion in compliance with the provisions of section 2.02e. above, the Trustee shall send to the Authorized Participant and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Trustee shall, unless the Sponsor shall otherwise direct, cancel such Purchase Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the Custodian related to the cancelled Order.

          i. The foregoing provisions notwithstanding, neither the Trustee nor the Custodian shall be liable for any failure or delay in making Delivery of Shares in respect of a Purchase Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods, extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting a Trust, the Trustee, the Custodian or sub-custodian, metal clearing bank delays and similar extraordinary events beyond the Trustee’s control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order will be extended for a period equal to that during which the inability to perform continues.

          j. Except as provided in Sections 2.02d., 2.02f. and 2.02h., none of the Trustee, the Sponsor, the Custodian, nor any sub-custodian are under any duty, to give notification of any defects or irregularities in any Purchase Order or the delivery of the Basket Amount, and shall not incur any liability for the failure to give any such notification.

          k. Purchase Orders may be rejected under the circumstances specified in the applicable Prospectus.

ARTICLE III

REDEMPTION PROCEDURES

          Section 3.01. Redemption of Shares. Redemption of Shares of a specified Trust shall take place only in integral numbers of Baskets in compliance with the following rules:

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          a. Authorized Participants wishing to redeem one or more Baskets shall place a Redemption Order with the Trustee no later than 3:59:59 p.m. (New York time) on any Business Day. Redemption Orders received by the Trustee on or after the Order Cutoff Time on any Business Day shall be considered received at the opening of business on the next Business Day and shall have as their Order Date such next Business Day.

          b. For purposes of Section 3.01a. above, a Redemption Order shall be deemed “received” by the Trustee only when either of the following has occurred no later than 3:59:59 p.m. (New York time):

      (i) Telephone/fax Order – An Authorized Representative shall have placed a telephone call to the Trustee’s Creation and Redemption Line and has received an Order Number from the Trustee for insertion in the Redemption Order, or

(ii) Web-based Order – An Authorized Representative shall have accessed the Trustee’s online services (www.etfservices.bankofny.com)

in either case informing the Trustee that the Authorized Participant wishes to place a Redemption Order for a specified number of Baskets and, in the case of a telephone order, within 15 minutes following such telephone call the Trustee shall have received a duly completed, irrevocable Redemption Order in the form set out in Annex I to these Procedures executed by an Authorized Representative of such Authorized Participant, via facsimile at the number specified in such Annex I.

          c. Upon receipt of a properly completed Redemption Order, the Trustee shall send to the Authorized Participant (with copy to the Custodian), via facsimile or electronic mail message, as soon as reasonably practicable, but not later than 5:30 p.m. (New York time) on the Order Date for such Redemption Order a copy of the corresponding Redemption Order endorsed “Accepted” by the Trustee and indicating the Basket Amount that the Custodian shall Deliver to the Authorized Participant in respect of each Basket being redeemed.

          d. The Trustee shall, by the Trustee’s close of business on the second Business Day following the Order Date of a Redemption Order, confirm in writing to the Custodian whether each of the following has occurred:

(i) the Authorized Participant has Delivered to the Trustee’s account at DTC the total number of Shares to be redeemed by such Authorized Participant pursuant to such Redemption Order; and

(ii) the Authorized Participant has paid or agreed to pay the Trustee a per order transaction fee of US$500, if applicable.

Provided that the Custodian has received written confirmation from the Trustee that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied, the Custodian shall:

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(1) on the next following Business Day, Deliver:

•	unallocated Silver loco London;

•	unallocated Gold loco London (for the ETFS Precious Metals Basket Trust only);

•	unallocated Gold loco Zurich (for the ETFS Gold Trust only);

•	unallocated Platinum loco Zurich;

•	unallocated Platinum loco London;

•	unallocated Palladium loco Zurich; and/or

•	unallocated Palladium loco London

(as applicable to the specific Redemption Order); and

(2) within the next following three Business Days, Deliver:

•	unallocated Gold loco London (for the ETFS Gold Trust only)

(as applicable to the specific Redemption Order)

in the amounts specified in the communication sent in compliance with Section 3.01c. above, to the account indicated by the redeeming Authorized Participant in its Redemption Order (which shall be an appropriate bullion account with an LBMA member or LPPM member, as applicable for the type of Bullion involved). With respect to Gold from the ETFS Gold Trust and where the Authorized Participant elects loco London delivery, the Authorized Participant must first agree to the cost of the loco swap with the Custodian and reimburse the Custodian for any amount owed under such swap. Having made such Delivery, the Custodian shall send written confirmation thereof to the Trustee who shall then cancel the Shares so redeemed.

          e. In all other cases, Delivery must be completed by the Custodian as soon as, in the reasonable judgment of the Custodian, it is practicable following receipt of written confirmation from the Trustee that the conditions set forth in clauses (i) and (ii) of Section 3.01d. above have been satisfied.

          f. The foregoing provisions notwithstanding, neither the Trustee nor the Custodian shall be liable for any failure or delay in making Delivery of Bullion in respect of a Redemption Order arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, act of God such as fires, floods, extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting a Trust, the Trustee, the Custodian or sub-custodian, metal clearing bank delays and similar extraordinary events beyond the Trustee’s control. In the event of any such delay, the time to complete Delivery in respect of a Redemption Order will be extended for a period equal to that during which the inability to perform continues.

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          g. In the event that, by 4:00 p.m. (New York time) on the second Business Day following the Order Date of a Redemption Order, Trustee’s account at DTC shall not have been credited with the total number of Shares corresponding to the total number of Baskets to be redeemed pursuant to such Redemption Order, the Trustee shall send to the Authorized Participant and the Custodian via fax or electronic mail message notice of such fact and the Authorized Participant shall have two (2) Business Days following receipt of such notice to correct such failure. If such failure is not cured within such two (2) Business Day period, the Trustee (in consultation with the Sponsor) will cancel such Redemption Order and will send via fax or electronic mail message notice of such cancellation to the Authorized Participant and the Custodian, and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the Custodian related to the cancelled Order. The Trustee is authorized to Deliver the Basket Amount for a Redemption Order notwithstanding that the Basket(s) to be redeemed are not credited to the Trustee’s DTC account by 9:00 a.m. (New York time) on the third Business Day following the Order Date of a Redemption Order if the Authorized Participant has collateralized its obligation to deliver the Baskets through DTC’s book entry system on such terms as the Sponsor and the Trustee may from time to time agree upon.

          h. The redemption of Shares may be suspended under the circumstances specified in the applicable Prospectus.

[Signatures Follow on Next Page]

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          IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these First Amended and Restated Creation and Redemption Procedures as of the date set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Trustee

By:

Name:
Title:

ETF SECURITIES USA LLC, in its capacity as Sponsor

By:

Name:
Title:

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ANNEX I TO CREATION AND REDEMPTION PROCEDURES

THE BANK OF NEW YORK MELLON, TRUSTEE
CREATION/REDEMPTION ORDER FORM
UNALLOCATED ORDERS ONLY

CONTACT INFORMATION FOR ORDER EXECUTION:
Telephone order number:	(718) 315-7500
Fax order number:	(732) 667-9478

Participant must complete all items in Part 1. The Trustee in its discretion may reject any order not submitted in proper form.

I. TO BE COMPLETED BY PARTICIPANT:

Name of Trust:

Date:	Time:

Broker Name:	Authorized Participant Firm Name:

DTC Participant Number:	Fax Number:

Telephone Number:	Symbol:

Type of order (Check Creation or Redemption please)

Creation:	Redemption:

# of Baskets:	Number of Baskets written out:

Order #

Please indicate Bullion clearing agent:

For Silver involving the ETFS Silver Trust only

HSBC     ☐

For Silver involving the ETFS Precious Metals Basket Trust or the ETFS White Metals Basket Trust and for Gold, Palladium and Platinum

JP Morgan	☐	Other (please specify clearing agent):

Account number for Bullion delivery:

(With respect to Silver only):	loco London	☐

(With respect to Gold involving the ETFS Precious Metals Basket Trust only):	loco London	☐

(With respect to Gold involving the ETFS Gold Trust only):	loco London	☐	loco Zurich	☐

(With respect to Platinum only):	loco London	☐	loco Zurich	☐

(With respect to Palladium only):	loco London	☐	loco Zurich	☐

This Purchase or Redemption Order is subject to the terms and conditions of the Trust Agreement of the Shares of the Trust as currently in effect and the Authorized Participant Agreement between the Authorized Participant, the Trustee and the Sponsor named therein. All representations and warranties of the Authorized Participant set forth in such Trust Agreement (including, if this is a Purchase Order, the representations in Section 3.2 of the Trust Agreement) and in the Authorized Participant Agreement are incorporated herein by reference and are true and accurate as of the date hereof.

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The undersigned does hereby certify as of the date set forth below that he/she is an Authorized Representative under the Authorized Participant Agreement and that he/she is authorized to deliver this Purchase or Redemption Order to the Trustee on behalf of the Authorized Participant. The Authorized Participant acknowledges and agrees that (1) once accepted by the Trustee, this Purchase or Redemption Order will become a legally binding contract for the delivery by the Authorized Participant of the Basket Amount per Basket for a Purchase Order, or the number of Baskets for a Redemption Order, indicated above, and that the final Basket Amount will be announced at the conclusion of the trading day and, (2) any taxes (including Value Added Taxes) incurred in connection with this transaction will be the responsibility of, and will be reimbursed upon demand from the Custodian or the Trust by, the Authorized Participant if required pursuant to the Authorized Participant Agreement.

Authorized Representative’s Signature	Date

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II. TO BE COMPLETED BY TRUSTEE:

This certifies that the above order has been:

Accepted by the Trustee

Declined-Reason:

Final # of Ounces:

(Gold)

(Silver)

(Platinum)

(Palladium)

Final # of Shares:

Final Cash Due to BNYM

Date	Time	Authorized Signature of Trustee

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ANNEX II TO CREATION AND REDEMPTION PROCEDURES

ORDER ENTRY SYSTEM TERMS AND CONDITIONS

          This Annex II shall govern use by Authorized Participant of the electronic order entry system for placing Purchase Orders and Redemption Orders for Shares (the “System”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Schedule 1 of the Authorized Participant Agreement. In the event of any conflict between the terms of this Annex II and the main body of the Authorized Participant Agreement with respect to the placing of Purchase Orders and Redemption Orders, the terms of this Annex II shall control.

1. (a) Authorized Participant shall provide to The Bank of New York Mellon a duly executed authorization letter, in a form satisfactory to The Bank of New York Mellon, identifying those authorized persons who will access the System (the “Authorized Persons”). Authorized Participant shall notify The Bank of New York Mellon in writing in the event that any person’s status as an Authorized Person is revoked or terminated as soon as possible, in order to give The Bank of New York Mellon a reasonable opportunity to terminate such Authorized Person’s access to the System.

          (b) It is understood and agreed that each Authorized Person shall be designated as an authorized user of Authorized Participant for the purpose of the Authorized Participant Agreement. Upon termination of the Authorized Participant Agreement, the Authorized Participant’s and each Authorized Person’s access rights with respect to System shall be immediately revoked.

2. The Bank of New York Mellon grants to Authorized Participant a personal, nontransferable and nonexclusive license to use the System solely for the purpose of transmitting Purchase Orders and Redemption Orders and otherwise communicating with The Bank of New York Mellon in connection with the same. Authorized Participant shall use the System solely for its own internal and proper business purposes. Except as set forth herein, no license or right of any kind is granted to Authorized Participant with respect to the System. Authorized Participant acknowledges that The Bank of New York Mellon and its suppliers retain and have title and exclusive proprietary rights to the System. Authorized Participant further acknowledges that all or a part of the System may be copyrighted or trademarked (or a registration or claim made therefor) by The Bank of New York Mellon or its suppliers. Authorized Participant shall not take any action with respect to the System inconsistent with the foregoing acknowledgments. Authorized Participant may not copy, distribute, sell, lease or provide, directly or indirectly, the System or any portion thereof to any other person or entity without The Bank of New York Mellon’s prior written consent. Authorized Participant may not remove any statutory copyright notice or other notice included in the System. Authorized Participant shall reproduce any such notice on any reproduction of any portion of the System and shall add any statutory copyright notice or other notice upon The Bank of New York Mellon’s request.

2. (a) Authorized Participant acknowledges that any user manuals or other documentation (whether in hard copy or electronic form) (collectively, the “Material”), which is delivered or made available to Authorized Participant regarding the System is the exclusive and confidential property of The Bank of New York Mellon. Authorized Participant shall keep the Material confidential by using the same care and discretion that Authorized Participant uses with respect to its own confidential property and trade secrets, but in no event less than reasonable care. Authorized Participant may make such copies of the Material as is reasonably necessary for Authorized Participant to use the System and shall reproduce The Bank of New York Mellon’s proprietary markings on any such copy. The foregoing shall not in any way be deemed to affect the copyright status of any of the Material which may be copyrighted and shall apply to all Material whether or not copyrighted. THE BANK OF NEW YORK MELLON AND ITS SUPPLIERS MAKE NO WARRANTIES, EXPRESS OR IMPLIED, CONCERNING THE MATERIAL OR ANY PRODUCT OR SERVICE, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

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(b) Upon termination of the Authorized Participant Agreement for any reason, Authorized Participant shall return to The Bank of New York Mellon all copies of the Material which is in Authorized Participant’s possession or under its control.

3. Authorized Participant agrees that it shall have sole responsibility for maintaining adequate security and control of the user IDs, passwords and codes for access to the System, which shall not be disclosed to any third party without the prior written consent of The Bank of New York Mellon. The Bank of New York Mellon shall be entitled to rely on the information received by it from the Authorized Participant and The Bank of New York Mellon may assume that all such information was transmitted by or on behalf of an Authorized Person regardless of by whom it was actually transmitted.

4. The Bank of New York Mellon shall have no liability in connection with the use of the System, the access granted to the Authorized Participant and its Authorized Persons hereunder, or any transaction effected or attempted to be effected by the Authorized Participant hereunder, except for damages incurred by the Authorized Participant as a direct result of The Bank of New York Mellon’s gross negligence or willful misconduct. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IT IS HEREBY AGREED THAT IN NO EVENT SHALL THE BANK OF NEW YORK MELLON OR ANY MANUFACTURER OR SUPPLIER OF EQUIPMENT, SOFTWARE OR SERVICES BE RESPONSIBLE OR LIABLE FOR ANY SPECIAL, INDIRECT, OR CONSEQUENTIAL DAMAGES WHICH THE AUTHORIZED PARTICIPANT MAY INCUR OR EXPERIENCE BY REASON OF ITS HAVING ENTERED INTO OR RELIED ON THIS AGREEMENT, OR IN CONNECTION WITH THE ACCESS GRANTED TO AUTHORIZED PARTICIPANT HEREUNDER, OR ANY TRANSACTION EFFECTED OR ATTEMPTED TO BE EFFECTED BY AUTHORIZED PARTICIPANT HEREUNDER, EVEN IF THE BANK OF NEW YORK MELLON OR SUCH MANUFACTURER OR SUPPLIER HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, NOR SHALL THE BANK OF NEW YORK MELLON OR ANY SUCH MANUFACTURER OR SUPPLIER BE LIABLE FOR ACTS OF GOD, MACHINE OR COMPUTER BREAKDOWN OR MALFUNCTION, INTERRUPTION OR MALFUNCTION OF COMMUNICATION FACILITIES, LABOR DIFFICULTIES OR ANY OTHER SIMILAR OR DISSIMILAR CAUSE BEYOND SUCH PERSON’S REASONABLE CONTROL.

5. The Bank of New York Mellon reserves the right to revoke Authorized Participant’s access to the System immediately and without notice upon any breach by the Authorized Participant of the terms and conditions of this Annex II.

6. The Bank of New York Mellon shall acknowledge through the System its receipt of each Purchase Order or Redemption Order communicated through the System, and in the absence of such acknowledgment The Bank of New York Mellon shall not be liable for any failure to act in accordance with such orders and Authorized Participant may not claim that such Purchase Order or Redemption Order was received by The Bank of New York Mellon. The Bank of New York Mellon may in its discretion decline to act upon any instructions or communications that are insufficient or incomplete or are not received by The Bank of New York Mellon in sufficient time for The Bank of New York Mellon to act upon, or in accordance with such instructions or communications.

          7. Authorized Participant agrees to use reasonable efforts to prevent the transmission through the System of any software or file which contains any viruses, worms, harmful component or corrupted data and agrees not to use any device, software, or routine to interfere or attempt to interfere with the proper working of the Systems.

          8. Authorized Participant acknowledges and agrees that encryption may not be available for every communication through the System, or for all data. Authorized Participant agrees that The Bank of New York Mellon may deactivate any encryption features at any time, without notice or liability to Authorized Participant, for the purpose of maintaining, repairing or troubleshooting its systems.

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SCHEDULE 2- STANDARD TERMS

TABLE OF CONTENTS - SCHEDULE 2

i

          STANDARD TERMS FOR AUTHORIZED PARTICIPANT AGREEMENTS (the “Standard Terms”) agreed to as of _________, 2010 by and between The Bank of New York Mellon, a New York banking corporation (the “Trustee”), and ETF Securities USA LLC, a Delaware limited liability company (the “Sponsor”).

ARTICLE I

ORDERS FOR PURCHASE AND REDEMPTION

          Section 1.01. Authorization to Purchase and Redeem Baskets. Subject to the provisions of the Authorized Participant Agreement, during the term of the Authorized Participant Agreement the Authorized Participant will be authorized to purchase and redeem Baskets of Shares in compliance with the provisions of the relevant Prospectus.

          Section 1.02. Procedures for Orders. Each party hereto agrees to comply with the provisions of the relevant Prospectus and the Procedures to the extent applicable to it.

          Section 1.03. Consent to Recording. The phone lines used by the Trustee, the Custodian, the Sponsor and/or their affiliated persons may be recorded, and the Authorized Participant hereby consents to the recording of all calls with any of those parties. In the event that the Trustee, the Custodian, the Sponsor or any of their affiliated persons becomes legally compelled to disclose to any third party any recording involving communications with the Authorized Participant, the Sponsor agrees to provide the Authorized Participant with reasonable advance written notice identifying the recordings to be so disclosed unless prohibited by applicable rule, law or order, together with copies of such recordings, so that the Authorized Participant may seek a protective order or other appropriate remedy with respect to the recordings or waive its right to do so. In the event that such protective order or other remedy is not obtained or the Authorized Participant waives its right to seek such protective order or remedy, the Sponsor will use commercially reasonable efforts to obtain reliable assurance that confidential treatment will be accorded the recorded conversation. The Trustee, the Sponsor or any of their affiliated persons shall not otherwise disclose to any third party any recording involving communications with the Authorized Participant without the Authorized Participant’s express written consent, except the Trustee and the Sponsor may disclose to any regulatory or self-regulatory organization, to the extent required by applicable rule or law, any recording involving communications with the Authorized Participant.

          Section 1.04. Irrevocability. The Authorized Participant agrees that delivery to the Trustee of an Order shall be irrevocable; provided that the Trust will reject any Order that is not properly completed. In the event that the purchase or redemption of Baskets is suspended by the Trustee or the Sponsor and such suspension affects any Order submitted by the Authorized Participant, the Trustee or Sponsor, as applicable, will promptly notify the Authorized Participant of such suspension. In such case, the Sponsor agrees to undertake commercially reasonable efforts to accommodate any request by the Authorized Participant to cancel a previously placed Order.

          Section 1.05. Costs and Expenses. The Authorized Participant shall be responsible for the expenses and costs incurred by the Trust that can be directly attributable to Orders submitted by the Authorized Participant other than ordinary course expenses and costs which are reimbursed through payment of the fee contemplated in Section 2.02(g) of the Procedures. The Trustee or

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the Sponsor shall provide the Authorized Participant with reasonably detailed information relating to such expenses and costs upon request by the Authorized Participant.

          Section 1.06. Delivery of Property to the Trust and Shares Surrendered for Redemption. The Authorized Participant understands and agrees that in the event Deposit Property is not transferred to the Trust by the time specified for the Purchase Order, or Shares are not delivered to the Trustee by the time specified for the Redemption Order and, in each such case, in compliance with the Procedures and the relevant Prospectus, the Purchase Order or Redemption Order may be cancelled by the Trustee and the Authorized Participant will be solely responsible for all costs incurred by the Trust, the Trustee or the Custodian related to the cancelled Order. The Authorized Participant will not, however, be responsible for costs incurred by the Trust, the Trustee, or the Custodian related to cancelled Orders where the failure to transfer Deposit Property to the Trust is due to the gross negligence, bad faith, or reckless or willful misconduct of the Trustee, the Sponsor, or the Custodian. The foregoing provisions notwithstanding, the Authorized Participant shall not be liable for any failure or delay in making Delivery of Bullion in respect of a Purchase Order or for any failure or delay in surrendering Shares for redemption arising from nuclear fission or fusion, radioactivity, war, terrorist event, invasion, insurrection, civil commotion, riot, strike, act of government, public authority, public service or utility problems, power outages resulting in telephone, telecopy and computer failures, acts of God, such as fires, floods, extreme weather conditions, market conditions or activities causing trading halts, systems failures involving computer or other information systems affecting the Authorized Participant, or similar extraordinary events beyond the Authorized Participant’s control. In the event of any such delay, the time to complete Delivery in respect of a Purchase Order or Redemption Order will be extended for a period equal to that during which the inability to perform continues. Upon the deposit of any Bullion, the Authorized Participant as Depositor represents and warrants that (i) the Bullion meets the relevant requirements to be such Bullion and contains the required number of Ounces, (ii) the Authorized Participant is duly authorized to make such deposit of Bullion and (iii) at the time of delivery, the Bullion is free and clear of any lien, pledge, encumbrance, right, charge or claim.

          Section 1.07. Title to Deposit Property and Shares Surrendered for Redemption. The Authorized Participant represents and warrants to the Trustee and the Sponsor that

          a. in connection with each Purchase Order, the Authorized Participant will have the right and authority to transfer to the Trust the corresponding Deposit Property, and that upon delivery of such Deposit Property to the Custodian and/or the relevant sub-custodian in accordance with the Procedures, the Trust will acquire good and unencumbered title to such property, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims or transferability restrictions, whether arising by operation of law or otherwise; and

          b. in connection with a Redemption Order, the Authorized Participant will have the right and authority to surrender to the Trustee for redemption the corresponding Shares, and upon such surrender the Trust will acquire good and unencumbered title to such Shares, free and clear of all liens, charges, duties imposed on the transfer of assets and encumbrances and not subject to any adverse claims, transferability restrictions (whether arising by operation of law or otherwise), loan, pledge, repurchase or securities lending agreements or other arrangements which, under such circumstances, would

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preclude the delivery of such Shares to the Trustee on the third Business Day following the date of the Redemption Order.

          Section 1.08. Certain Payments or Distributions.

          a. With respect to any Purchase Order, the Trustee acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client for which it is acting any payment, distribution or other amount paid to the Trust in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Authorized Participant or any Authorized Participant Client. Likewise, the Authorized Participant acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to the Authorized Participant or any Authorized Participant Client in respect of any Deposit Property transferred to the Trust that, based on the valuation of such Deposit Property at the time of transfer, should have been paid to the Trust.

          b. With respect to any Redemption Order, the Authorized Participant on behalf of itself and any Authorized Participant Client acknowledges and agrees to return to the Trust any payment, distribution or other amount paid to it or an Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should have been paid to the Trust. The Trustee is entitled to reduce the amount of any property due to the Authorized Participant or any Authorized Participant Client by an amount equal to any payment, distribution or other sum to be paid to the Authorized Participant or to the Authorized Participant Client in respect of any property transferred to the Authorized Participant or any Authorized Participant Client that, based on the valuation of such property at the time of transfer, should be paid to the Trust. If, however, the Trustee so reduces an amount of any property appropriately due to the Authorized Participant, the Authorized Participant shall not be required to return to the Trust payments, distributions or other amounts equal to such reduction that has been paid to the Authorized Participant or the Authorized Participant Client as is contemplated in the first sentence of this Section 1.08(b). Likewise, the Trust acknowledges and agrees to return to the Authorized Participant or any Authorized Participant Client any payment, distribution or other amount paid to it in respect of any Shares transferred to the Trust that, based on the valuation of such Shares at the time of transfer, should have been paid to the Authorized Participant or such Authorized Participant Client.

          Section 1.09. Ambiguous Instructions. In the event that a Purchase Order or Redemption Order contains terms that differ from the information provided in the related telephone call or email transmission, the Trustee will attempt to contact the Authorized Participant to request confirmation of the terms of the order at the telephone number indicated in the Purchase Order or Redemption Order. If an Authorized Representative confirms the terms as they appear in the Purchase Order or Redemption Order, then the order will be accepted and processed. If an Authorized Representative contradicts the terms of the Purchase Order or Redemption Order, the order will be deemed invalid, and a corrected Purchase Order or Redemption Order must be received by the Trustee not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Representative or (ii) thirty (30) minutes after the Order Cutoff Time. For the avoidance of doubt, notwithstanding the invalidation of the initial Purchase Order or Redemption Order pursuant to this paragraph, a Purchase Order or Redemption Order that is

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otherwise in proper form shall be deemed submitted at the time of its initial submission for purposes of determining when orders are deemed “received.” If the Trustee is not able to contact an Authorized Person, then the Purchase Order or Redemption Order shall be accepted and processed in accordance with its terms notwithstanding any inconsistency from the terms of the telephone information. In the event that a Purchase Order or Redemption Order contains terms that are illegible, the submission will be deemed invalid and the Trustee will attempt to contact the Authorized Participant to request retransmission. A corrected Purchase Order or Redemption Order must be received by the Trustee, as applicable, not later than the earlier of (i) within fifteen (15) minutes of such contact with the Authorized Participant or (ii) thirty (30) minutes after the Order Cutoff Time.

ARTICLE II

AUTHORIZED REPRESENTATIVES

          Section 2.01. Certification. Concurrently with the execution of the Authorized Participant Agreement, the Authorized Participant shall deliver to the Trustee a certificate in a form as attached at Schedule 3-A to the Authorized Participant Agreement (an “Authorized Representative Certificate”) signed by the Authorized Participant’s Secretary or other duly authorized person setting forth the names, signatures, e-mail addresses and telephone and facsimile numbers of all persons authorized to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant (each an “Authorized Representative”). Such certificate may be accepted and relied upon by the Trustee as conclusive evidence of the facts set forth therein and shall be considered to be in full force and effect until (i) receipt by the Trustee of a superseding Authorized Representative Certificate, or (ii) termination of the Authorized Participant Agreement. After such Authorized Representative Certificate is accepted by the Trustee, the Authorized Participant may authorize additional Authorized Representatives to give instructions relating to any activity contemplated hereby or any other notice, request or instruction on behalf of the Authorized Participant by delivering to the Trustee an addendum to the certificate described above in a form as attached at Schedule 3-B to the Authorized Participant Agreement.

          Section 2.02. PIN Numbers. The Trustee shall issue to each Authorized Participant a unique personal identification number (“PIN Number”) by which such Authorized Participant shall be identified and instructions issued by the Authorized Participant shall be authenticated. The PIN Number shall be kept confidential and only provided to Authorized Representatives. The Authorized Participant may revoke the PIN Number at any time upon written notice to the Trustee, and the Authorized Participant shall be responsible for doing so in the event that it becomes aware that an unauthorized person has received access to its PIN Number or has or intends to use the PIN Number in an unauthorized manner. Upon receipt of such written request, the Trustee shall, as promptly as practicable, de-activate the PIN Number. If an Authorized Participant’s PIN Number is changed, the new PIN Number will become effective on a date mutually agreed upon by the Authorized Participant and the Trustee. Except as otherwise provided in these Standard Terms, the Authorized Participant agrees that, absent the Trustee’s fraud, gross negligence, bad faith or reckless or willful misconduct in failing to cancel the PIN Number promptly following a written request to do so from the Authorized Participant or the termination of the Authorized Participant Agreement, none of the Trust or the Trustee shall be liable for losses incurred by the Authorized Participant as a result of unauthorized use of the Authorized Participant’s PIN Number prior to the time when the Authorized Participant provides

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notice to the Trustee of the termination or revocation of authority pursuant to Section 2.03 and the Trustee has de-activated the PIN Number as provided for in this paragraph.

          Section 2.03. Termination of Authority. Upon the termination or revocation of authority of an Authorized Representative by the Authorized Participant, the Authorized Participant shall (i) give, as promptly as practicable under the circumstances, written notice of such fact to the Trustee and such notice shall be effective upon receipt by the Trustee; and (ii) request a new PIN Number. The Trustee shall, as promptly as practicable, de-activate the PIN Number upon receipt of such written notice.

          Section 2.04. Verification. The Trustee may assume that all instructions issued to it using the Authorized Participant’s PIN Number have been properly placed by Authorized Representatives, unless the Trustee has actual knowledge to the contrary or the Authorized Participant has revoked its PIN Number. The Trustee shall have no duty to verify that an Order is being placed by an Authorized Representative that uses a valid PIN Number. The Authorized Participant agrees that the Trustee shall not be responsible, absent the Trustee’s fraud, gross negligence, bad faith or reckless or willful misconduct, for any losses incurred by the Authorized Participant as a result of an Authorized Representative identifying himself or herself as a different Authorized Representative or an unauthorized person identifying himself or herself as an Authorized Representative, unless the Trustee previously received from the Authorized Participant written notice to revoke its PIN Number.

ARTICLE III

STATUS OF THE AUTHORIZED PARTICIPANT

          Section 3.01. Clearing Status. The Authorized Participant represents, covenants and warrants that, as of the date of execution of the Authorized Participant Agreement, and at all times during the term of the Authorized Participant Agreement, the Authorized Participant is and will be entitled to use the clearing and settlement services of each of the national or international clearing and settlement organizations through which, in compliance with the Procedures, the transactions contemplated hereby will clear and settle. Any change in the foregoing status of the Authorized Participant shall terminate the Authorized Participant Agreement and the Authorized Participant shall give prompt written notice thereof to the Trustee.

          Section 3.02. Broker-Dealer Status. The Authorized Participant represents and warrants that, if required under U.S. law, it is (i) registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (ii) qualified to act as a broker or dealer in the states or other jurisdictions where it transacts business to the extent so required by applicable law, and (iii) a member in good standing with FINRA. The Authorized Participant agrees that it will maintain such registrations, qualifications, and membership in good standing and in full force and effect throughout the term of the Authorized Participant Agreement. The Authorized Participant further agrees to comply with all applicable U.S. federal laws, the laws of the states or other jurisdictions concerned, and the rules and regulations promulgated thereunder, to the extent such laws and regulations are applicable to the Authorized Participant’s transactions in Shares, and with the FINRA By-Laws and Conduct Rules of the NASD (or with comparable FINRA Conduct Rules, if such NASD Conduct Rules are subsequently repealed, rescinded, or are otherwise replaced by FINRA Conduct Rules) to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares, and that it will not

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offer or sell Shares in any state or jurisdiction where they may not lawfully be offered and/or sold.

          Section 3.03. Foreign Status. If the Authorized Participant is offering and selling Shares in jurisdictions outside the several states, territories and possessions of the United States and is not otherwise required to be registered, qualified, or a member of FINRA as set forth in the preceding paragraph, the Authorized Participant nevertheless agrees to observe the applicable laws of the jurisdiction in which such offer and/or sale is made and to conduct its business in accordance with the FINRA Conduct Rules, to the extent the foregoing relates to the Authorized Participant’s transactions in, and activities with respect to, Shares.

          Section 3.04. Compliance with Certain Laws. If the Authorized Participant is subject to the requirements of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “U.S.A. PATRIOT Act”), the Authorized Participant has policies and procedures reasonably designed to comply with the anti-money laundering and related provisions of the U.S.A. PATRIOT Act.

          Section 3.05. Authorized Participant Status. The Authorized Participant understands and acknowledges that the method by which Baskets of Shares will be created and traded may raise certain issues under applicable securities laws. For example, because new Baskets of Shares may be issued and sold by the Trust on an ongoing basis, at any point a “distribution”, as such term is used in the 1933 Act, may occur.

ARTICLE IV

ROLE OF AUTHORIZED PARTICIPANT

          Section 4.01. No Agency. The Authorized Participant acknowledges and agrees that for all purposes of the Authorized Participant Agreement, the Authorized Participant will have no authority to act as agent for the Trust or the Trustee in any matter or in any respect. The Authorized Participant agrees to make itself and its employees available, upon reasonable request, during normal business hours to consult with the Trustee, the Sponsor or their designees concerning the performance of the Authorized Participant’s responsibilities under the Authorized Participant Agreement; provided, however, that the Authorized Participant shall be under no obligation to divulge or otherwise disclose any information that the Authorized Participant reasonably believes (i) the disclosure of which to third parties is in violation of any applicable law or regulation or is otherwise prohibited, or (ii) is confidential or proprietary in nature.

          Section 4.02. Rights and Obligations of DTC Participant. The Authorized Participant, as a DTC Participant, agrees that it shall be bound by all of the obligations of a DTC Participant in addition to any obligations that it undertakes hereunder or in accordance with the Procedures.

          Section 4.03. Beneficial Owner Communications. The Authorized Participant agrees (i) subject to any limitations arising under federal or state securities laws relating to privacy, its internal privacy policies, or other obligations it may have to its customers, to assist the Trustee or the Sponsor in determining certain information regarding sales of Shares made by or through the Authorized Participant (including, without limitation, the ownership level of each beneficial owner relating to positions in Shares that the Authorized Participant may hold as record holder) upon the request of the Trustee or the Sponsor that is necessary for the Trustee or Sponsor to

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comply with their obligations to distribute information to beneficial owners of Shares under applicable state or federal securities laws or (ii) in lieu thereof, and at the option of the Authorized Participant, to forward to such beneficial owners written materials and communications received from the Sponsor or the Trustee in sufficient quantities to allow mailing thereof to such beneficial owners, including notices, annual reports, disclosure or other informational materials and any amendments or supplements thereto that may be required to be sent by the Sponsor or the Trustee to such beneficial owners pursuant applicable law or regulation or otherwise, or that the Sponsor or the Trustee reasonably wishes to distribute to such beneficial owners, in each case at the expense of the Sponsor and/or the Trust.

          Section 4.04. Authorized Participant Customer Information. The Sponsor and the Trustee agree that the names and addresses and other information concerning the Authorized Participant’s customers are and shall remain the sole property of the Authorized Participant, and none of the Sponsor, the Trust, or the Trustee, or any of their respective affiliates shall use such names, addresses or other information for any purpose except in connection with the performance of their duties and responsibilities under the Authorized Participant Agreement, the Procedures, the Standard Terms and the applicable Prospectus and except for servicing and informational mailings related to the Trust(s) referred to in Section 4.03 above.

ARTICLE V

MARKETING MATERIALS AND REPRESENTATIONS AND WARRANTIES

          Section 5.01. Authorized Participant’s Representation. The Authorized Participant represents, warrants and agrees that, in connection with any sale or solicitation of a sale of Shares, it will not make, or permit any of its representatives to make on its behalf, any representations concerning Shares other than those not inconsistent with the Trust’s then current Prospectus or any promotional materials or sales literature furnished to the Authorized Participant by the Sponsor. The Authorized Participant agrees not to furnish or cause to be furnished to any person or display or publish any information or materials relating to Shares (excluding, without limitation, promotional materials and sales literature, advertisements, press releases, announcements, statements, posters, signs or other similar materials not inconsistent with the Trust’s then current Prospectus and in accordance with applicable laws and regulations, and any materials prepared and used for the Authorized Participant’s internal use only or brokerage communications prepared by the Authorized Participant in the normal course of its business), except such information and materials as may be furnished to the Authorized Participant by the Sponsor and such other information and materials as may be approved in writing by the Sponsor. The Authorized Participant understands that the Trust will not be advertised as offering redeemable securities, and that any advertising materials will prominently disclose that the Shares are not redeemable units of beneficial interest in the Trust. Notwithstanding the foregoing, the Authorized Participant and its Affiliates and representatives may, without the approval of the Sponsor, prepare and circulate in the regular course of their respective businesses, research, reports, marketing materials, sales literature or similar materials that include information, opinions or recommendations relating to Shares (i) for public dissemination, provided that such reports, research, marketing materials, sales literature or other similar materials comply with applicable FINRA rules and (ii) for internal use by the Authorized Participant and its Affiliates and representatives.

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          Section 5.02. Prospectus. The Sponsor will provide, or cause to be provided, to the Authorized Participant copies of the then current Prospectus and any printed supplemental information in reasonable quantities upon request. The Sponsor will, as promptly as practicable under the circumstances, notify the Authorized Participant when a revised, supplemented or amended Prospectus for the Shares is available, and deliver or otherwise make available to the Authorized Participant copies of such revised, supplemented or amended Prospectus at such time and in such quantities as may be reasonable to permit the Authorized Participant to comply with any obligation the Authorized Participant may have to deliver such Prospectus to its customers. The Sponsor will make such revised, supplemented or amended Prospectus available to the Authorized Participant no later than its effective date. The Sponsor shall be deemed to have complied with this Section 5.02 when the Authorized Participant has received such revised, supplemented or amended Prospectus by e-mail, in printable form, with such number of hard copies as may be agreed from time to time by the parties promptly thereafter

ARTICLE VI

INDEMNIFICATION; LIMITATION OF LIABILITY

          Section 6.01. Indemnification. The provisions of this Section 6.01 shall survive termination of the Agreement.

          a. The Authorized Participant shall indemnify and hold harmless the Sponsor, in its capacity as sponsor of the applicable Trust, the Trustee, the Trust and their respective Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each an “AP Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such AP Indemnified Party as a result of (i) any breach by the Authorized Participant of any provision of the Authorized Participant Agreement that relates to the Authorized Participant; (ii) any failure on the part of the Authorized Participant to perform any of its obligations set forth in the Authorized Participant Agreement applicable to it; (iii) any failure by the Authorized Participant to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; or (iv) actions of such AP Indemnified Party pursuant to any instructions issued in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, or the Standard Terms reasonably believed by the AP Indemnified Party to be genuine and to have been given by the Authorized Participant except to the extent that the Authorized Participant had previously revoked a PIN Number used in giving such instructions or representations (where applicable) and such revocation was given by the Authorized Participant and received by the Trustee in accordance with the terms of Section 2.03 hereto. The Authorized Participant shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any AP Indemnified Party unless the AP Indemnified Party shall have notified the Authorized Participant in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim was served upon the AP Indemnified Party (or after the AP Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Authorized Participant of any claim shall not relieve the Authorized Participant from any liability which it may

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have to any AP Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Authorized Participant shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Authorized Participant elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the AP Indemnified Parties in the suit and who shall not, except with consent of the AP Indemnified Parties, be counsel to the Authorized Participant. If the Authorized Participant does not elect to assume the defense of any suit, it will reimburse the AP Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

          b. The Sponsor hereby agrees to indemnify and hold harmless the Authorized Participant, its Affiliates, subsidiaries, directors, officers, employees and agents, and each person, if any, who controls such persons within the meaning of Section 15 of the 1933 Act (each a “Sponsor Indemnified Party”) from and against any loss, liability, cost and expense (including reasonable attorneys’ fees) incurred by such Sponsor Indemnified Party as a result of (i) any breach by the Sponsor of any provision of the Authorized Participant Agreement that relates to the Sponsor; (ii) any failure on the part of the Sponsor to perform any of its obligations set forth in the Authorized Participant Agreement applicable to it; (iii) any failure on the part of the Sponsor to comply in all material respects with applicable laws, including rules and regulations of self-regulatory organizations to the extent such laws, rules and regulations are applicable to the transactions being undertaken pursuant to the Authorized Participant Agreement; (iv) actions of such Sponsor Indemnified Party pursuant to any instructions issued or representations made in accordance with the relevant Prospectus, Authorized Participant Agreement, the Procedures, or the Standard Terms reasonably believed by the Sponsor Indemnified Party to be genuine and to have been given by the Sponsor; or (v) any untrue statements or omissions made in any promotional material or sales literature furnished to the Authorized Participant by the Sponsor or otherwise approved in writing by the Sponsor. The Sponsor shall not be liable under its indemnity agreement contained in this paragraph with respect to any claim made against any Sponsor Indemnified Party unless the Sponsor Indemnified Party shall have notified the Sponsor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Sponsor Indemnified Party (or after the Sponsor Indemnified Party shall have received notice of service on any designated agent). However, failure to notify the Sponsor of any claim shall not relieve the Sponsor from any liability which it may have to any Sponsor Indemnified Party against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph and shall only release it from such liability under this paragraph to the extent it has been materially prejudiced by such failure to give notice. The Sponsor shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Sponsor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Sponsor Indemnified Parties in the suit and who shall not, except with the consent of the Sponsor Indemnified Parties, be counsel to the Sponsor. If the Sponsor does not elect to assume the defense of any suit, it will

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reimburse the Sponsor Indemnified Parties in the suit for the reasonable fees and expenses of any counsel retained by them.

          d. No indemnifying party, as described in paragraphs (a) and (b) above, shall, without the written consent of the AP Indemnified Party or the Sponsor Indemnified Party, as the case may be, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the AP Indemnified Party or Sponsor Indemnified Party, as the case may be, from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any AP Indemnified Party or Sponsor Indemnified Party, as the case may be.

          e. The Authorized Participant shall not be liable to any AP Indemnified Party for any damages arising out of (i) mistakes or errors in data provided in connection with purchase or redemption transactions except for data provided by the Authorized Participant, or (ii) mistakes or errors by, or arising out of interruptions or delays of communications with, the Trustee or any AP Indemnified Party.

          f. The indemnification provided for in Section 6.01(a) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of an AP Indemnified Party. The indemnification provided for in Section 6.01(b) shall not apply to the extent any such losses, liabilities, damages, costs and expenses are incurred as a result of any fraud, gross negligence, bad faith or reckless or willful misconduct on the part of a Sponsor Indemnified Party.

          f. The indemnity agreements contained in this Section 6.01 shall remain in full force and effect and shall survive any termination of this Agreement. The Sponsor and the Authorized Participant agree promptly to notify each other of the commencement of any Proceeding against it and against any of their officers or directors in connection with the issuance and sale of the Shares or in connection with the registration statement or the relevant Prospectus.

ARTICLE VII

MISCELLANEOUS

          Section 7.01. Commencement of Trading. The Authorized Participant may not submit an Order prior to the effectiveness of the registration statement, or amendment to the registration statement, filed with the Securities and Exchange Commission and pursuant to which the Authorized Participant is identified as such in the relevant Prospectus.

[Signatures Follow on Next Page]

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          IN WITNESS WHEREOF, the Sponsor and the Trustee have executed these Standard Terms as of the date set forth above.

THE BANK OF NEW YORK MELLON, in its capacity as Trustee

By:

Name:
Title:

ETF SECURITIES USA LLC, in its capacity as Sponsor

By:

Name:
Title:

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SCHEDULE 3-A: AUTHORIZED REPRESENTATIVES OF THE AUTHORIZED
PARTICIPANT

Certificate of Authorized Representatives of the Authorized Participant

          The following are the names, titles, signatures, phone numbers, and email addresses of all persons (each, an “Authorized Representative”) authorized to give instructions relating to any activity contemplated by the Authorized Participant Agreement between [AUTHORIZED PARTICIPANT], The Bank of New York Mellon and ETF Securities USA LLC dated [DATE] (the “Agreement”) or any other notice, request or instruction on behalf of the Authorized Participant pursuant to the Agreement.

Name:	Name:

Title:	Title:

Signature:	Signature:

Phone:	Phone:

Email:	Email:

Name:	Name:

Title:	Title:

Signature:	Signature:

Phone:	Phone:

Email:	Email:

Name:	Name:

Title:	Title:

Signature:	Signature:

Phone:	Phone:

Email:	Email:

          The undersigned, [AP’S AUTHORIZED SIGNATORY], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:

Name:
Title:
Date:

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SCHEDULE 3-B: ADDENDUM TO CERTIFICATE OF AUTHORIZED
REPRESENTATIVES OF THE AUTHORIZED PARTICIPANT

[On AP’s Firm Letterhead]

[DATE]

Attn: Jarvis Joseph
The Bank of New York Mellon
2 Hanson Place — Floor 9th
Brooklyn, NY 11217
New York

Re:

Addendum to the Certificate of Authorized Representatives for [AUTHORIZED PARTICIPANT] under the Authorized Participant Agreement for the relevant Trusts sponsored by ETF Securities USA LLC dated [DATE] (the “Agreement”)

Ladies and Gentlemen:

          Pursuant to the Agreement, the following are the names, titles, signatures, phone numbers, and email addresses of additional Authorized Representatives of [AUTHORIZED PARTICIPANT] (the “AP”) authorized to give instructions relating to any activity contemplated by the Agreement or any other notice, request or instruction on behalf of the AP pursuant to the Agreement. This list of Authorized Representatives is an addendum and adds further Authorized Representatives to the AP’s most recently executed certificate (entitled “Certificate of Authorized Representatives of the Authorized Participant”).

Name:	Name:

Title:	Title:

Signature:	Signature:

Phone:	Phone:

Email:	Email:

Name:	Name:

Title:	Title:

Signature:	Signature:

Phone:	Phone:

Email:	Email:

          Please provide PIN numbers for those listed above.

          The undersigned, [AP’S AUHTORIZED SIGNATORY], does hereby certify that the persons listed above have been duly authorized to act as Authorized Representatives pursuant to the Authorized Participant Agreement.

By:

Name:
Title:
Date:

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